EXHIBIT 99.1
JOINT FILER INFORMATION
Other Reporting Person(s)
1. MSD SBI, L.P.

Item	Information
Name:	MSD SBI, L.P.

Address:	645 Fifth Avenue, 21st Floor, New York, New York 10022

Designated Filer:	MSD Capital, L.P.

Date of Event Requiring Statement (Month/Day/Year):	November 23, 2011

Issuer Name and Ticker or Trading Symbol:	School Specialty, Inc. [SCHS]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	MSD Capital, L.P.
	Its:	General Partner

	By:	MSD Capital Management LLC
	Its:	General Partner

	By:	/s/ Marc R. Lisker
	Name:	Marc R. Lisker
	Title:	Manager and General Counsel
	Date:	November 25, 2011

2. MICHAEL S. DELL

Item	Information
Name:	Michael S. Dell

Address:	c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, New York 10022

Designated Filer:	MSD Capital, L.P.

Date of Event Requiring Statement (Month/Day/Year):	November 23, 2011

Issuer Name and Ticker or Trading Symbol:	School Specialty, Inc. [SCHS]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	/s/ Marc R. Lisker
	Name:	Marc R. Lisker
	Title:	Attorney-in-Fact
	Date:	November 25, 2011